                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A


                                 AMENDMENT NO. 1

                                       TO

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): SEPTEMBER 1, 2000

                             KENSEY NASH CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                        0-27120               36-3316412
(State or Other Jurisdiction           (Commission           (IRS Employer
     of Incorporation)                 File Number)          Identification No.)

 Marsh Creek Corporate Center, 55 East Uwchlan Avenue, Exton Pennsylvania 19341
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (610) 524-0188

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The audited and unaudited interim financial statements of THM Biomedical, Inc. are included on pages 3 through 13 of this Form 8-K/A.

(b)      PRO FORMA FINANCIAL INFORMATION.

         The pro forma financial information of THM Biomedical, Inc. is included on pages 14 through 17 of this Form 8-K/A.

(c)      EXHIBITS.

         2.1* Asset Purchase Agreement dated September 1, 2000 by and among the
              Registrant, THM Acquisition Sub, Inc., THM Biomedical, Inc. and the stockholders of THM Biomedical, Inc. (the "Agreement"). The Registrant agrees to furnish supplementally to the Commission upon request, copies of any omitted exhibits or schedules to the Agreement.

         23.1 Consent of Esterbrooks, Scott, Signorelli, Peterson, Smithson,
              LTD.

* Previously filed.

ITEM 7(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The following financial statements of THM Biomedical, Inc. and Report of Esterbrooks, Scott, Signorelli, Peterson, Smithson, LTD., Independent Auditors are included in this report:

Independent Auditors' Report

Balance Sheets as of December 31, 1999 and 1998

Statements of Income for the Years Ended December 31, 1999 and 1998

Statements of Retained Earnings for the Years Ended December 31, 1999 and 1998

Statements of Cash Flows for the Years Ended December 31, 1999 and 1998

Notes to Financial Statements


INDEPENDENT AUDITORS' REPORT

Board of Directors
THM Biomedical, Inc.
Duluth, Minnesota


We have audited the accompanying balance sheets of THM BIOMEDICAL, INC. as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of THM Biomedical, Inc. as of December 31, 1999 and 1998, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.


Esterbrooks, Scott, Signorelli, Peterson, Smithson, LTD.
Duluth, Minnesota

January 24, 2000

THM BIOMEDICAL, INC.
BALANCE SHEETS
DECEMBER 31, 1999 AND 1998


ASSETS                                                           1999           1998
                                                             -----------    -----------
CURRENT ASSETS:
    Cash                                                     $    63,315    $    68,056
    Accounts receivable (Net of Allowance
        for Doubtful Accounts of $1,000)                           6,393          8,485
    Grants receivable                                             14,945           --
    Inventory                                                     34,937         54,762
    Prepaid expenses                                               5,073          4,802
                                                             -----------    -----------
           Total current assets                                  124,663        136,105
                                                             -----------    -----------
EQUIPMENT:
    Office equipment                                             107,534        107,297
    Production equipment                                          41,313         41,313
    Research and development equipment                           127,995        111,235
    ATP equipment                                                 91,414           --
                                                             -----------    -----------
           Total                                                 368,256        259,845
        Less - Accumulated depreciation                          226,003        206,931
                                                             -----------    -----------
           Total fixed assets                                    142,253         52,914
                                                             -----------    -----------
OTHER ASSETS:
    Accounts receivable - Employees                               60,000         60,000
    Intangibles                                                     --           15,000
    Patents and trademarks (Net of amortization of $31,511
          in 1999 and $23,531 in 1998)                           109,044        108,487
                                                             -----------    -----------
           Total other assets                                    169,044        183,487
                                                             -----------    -----------
        Total Assets                                         $   435,960    $   372,506
                                                             ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY                             1999           1998
                                                             -----------    -----------
CURRENT LIABILITIES:
    Accounts payable                                         $    82,367    $    46,899
    Accounts payable - Schedule I                                 29,303         29,303
    Current portion - Schedule II payable                        201,500        201,500
    Notes payable - Shareholders                                 193,950        196,450
    Interest payable                                             101,633         85,952
    Accrued payroll and withholdings                             569,709        545,025
    Prepaid sales                                                101,276        438,401
                                                             -----------    -----------
        Total current liabilities                              1,279,738      1,543,530
                                                             -----------    -----------
LONG-TERM LIABILITIES:
    Notes payable                                                351,500        351,500
        Less:  Current portion                                   201,500        201,500
                                                             -----------    -----------
           Net long-term notes                                   150,000        150,000
    Deferred revenue                                             100,378           --
                                                             -----------    -----------
           Total long-term liabilities                           250,378        150,000
                                                             -----------    -----------
        Total Liabilities                                      1,530,116      1,693,530
                                                             -----------    -----------
STOCKHOLDERS' EQUITY:
    Common stock, no par value Authorized 100,000 shares
        Issued and outstanding 1,290 shares                      292,499        292,499
    Paid-in capital                                               48,714         48,714
    Retained earnings                                         (1,435,369)    (1,662,237)
                                                             -----------    -----------
           Total Stockholders' Equity                         (1,094,156)    (1,321,024)
                                                             -----------    -----------
           Total Liabilities and Stockholders' Equity        $   435,960    $   372,506
                                                             ===========    ===========


See Notes to Financial Statements.

THM BIOMEDICAL, INC.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                       1999        1998
                                    ---------   ---------
Sales                               $ 827,060   $ 369,218
Cost of Goods Sold                    266,019     216,405
                                    ---------   ---------
        Gross profit (loss)           561,041     152,813

Grant income                           33,337        --
Interest income                         4,612       3,471
Forgiveness of debt                      --        95,000
Miscellaneous income                    7,446       7,101
                                    ---------   ---------
        Total income (loss)           606,436     258,385

Selling expenses                       70,585      55,110
General & Administrative expenses     308,983     217,214
                                    ---------   ---------
        Net Income (Loss)           $ 226,868   $ (13,939)
                                    =========   =========



See Notes to Financial Statements.


THM BIOMEDICAL, INC.
STATEMENTS OF RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                      1999           1998
                                  -----------    -----------
RETAINED EARNINGS

    Balance - Beginning of Year   $(1,662,237)   $(1,648,298)

    Net Income (Loss)                 226,868        (13,939)
                                  -----------    -----------

    Balance - End of Year         $(1,435,369)   $(1,662,237)
                                  ===========    ===========



See Notes to Financial Statements.

THM BIOMEDICAL, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                           1999         1998
                                                        ---------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Sources of Cash -
           Payments from customers                      $ 492,027    $ 406,384
           Grant income                                   118,770         --
           Miscellaneous income                             7,446        7,101
           Interest income                                  4,612        3,471
        Uses of Cash -
           Cash paid to suppliers & employees            (508,148)    (402,763)
           Interest paid                                     --           --
                                                        ---------    ---------
             Net cash provided from (used by)
               operating activities                       114,707       14,193
                                                        ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Uses of Cash -
           Purchase of fixed assets                      (108,411)     (11,938)
           Development & purchase
              of patents and trademarks                    (8,537)     (16,885)
                                                        ---------    ---------
             Cash used by investing activities           (116,948)     (28,823)
                                                        ---------    ---------

CASH FLOW FROM FINANCING ACTIVITIES:
        Sources of Cash -
           Proceeds from debt                                --         15,348
        Uses of Cash -
           Payments on debt                                (2,500)        --
                                                        ---------    ---------
             Net cash provided from (used by)
               financing activities                        (2,500)      15,348
                                                        ---------    ---------
Net increase (decrease) in cash                            (4,741)         718
Cash - Beginning of year                                   68,056       67,338
                                                        ---------    ---------
Cash - End of year                                      $  63,315    $  68,056
                                                        =========    =========

Reconciliation of net income (loss) to net cash flows
   from operating activities:
        Net income (loss)                               $ 226,868    $ (13,939)
        Noncash items included in net loss:
             Depreciation and amortization                 42,052       25,406
             Forgiveness of debt                             --        (95,000)
             Net change in receivables, inventory
               and prepaid expenses                         6,701       (2,290)
             Net change in accrued expenses and
               prepaid sales                             (261,292)     100,016
             Net change in deferred revenue               100,378         --
                                                        ---------    ---------
             Net cash provided from (used by)
               operating activities                     $ 114,707    $  14,193
                                                        =========    =========



See Notes to Financial Statements

THM BIOMEDICAL, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1999 AND 1998

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
        a.     Organization -
               THM Biomedical, Inc. (THM) was organized in Minnesota to acquire and develop certain medical technologies. During 1998 the company was considered to be in the development stages with these technologies.

        b.     Inventory -
               Inventories are comprised of materials needed in the manufacture of the company's products as well as finished goods and work-in-process. The inventories are valued at the lower of cost
               (FIFO) or market. December 31, 1999 and 1998 inventories consist of the following:

                                                       1999            1998
                                                    ----------      ---------
                         Finished goods             $    1,765      $  10,114
                         Work-in-process                 6,713         24,605
                         Raw materials                   3,825          1,300
                         Product packaging              22,634         18,743
                                                    ----------      ---------
                                                    $   34,937      $  54,762
                                                    ==========      =========


        c.     Equipment -
               Depreciation of the company's equipment is provided using the straight-line and accelerated methods over five to seven year lives. Depreciation expense for the years ended December 31, 1999 and 1998 was $19,072 and $18,136 respectively.

        d.     Income Taxes -
               The company has elected to be taxed under Subchapter S of the Internal Revenue Code. The financial statements do not contain a provision for income taxes because under this election, all items of income or loss are passed through and reported on the returns of the owners.

        e.     Patents and Trademarks -
               The company has developed certain patents and trademarks in the development of medical technologies. The company is amortizing these over a 17-year period. Amortization expense related to these items for the years ended December 31, 1999 and 1998 was $7,980 and $7,270, respectively.

        f.     Prepaid Sales -
               Prepaid sales consist of money THM received from customers (see
               Note 4c) for future purchases of its products.

        g.     Deferred Revenue -
               During the year ended December 31, 1999, the company obtained an Advanced Technology Program (ATP) grant from the National Institute of Standards and Technology (NIST). The grant is to be used for the purchase of fixed assets and other research expenses as more fully described in the grant request. Equipment purchased with grant proceeds is technically subject to redeployment by NIST at the conclusion of the research project. The company has recorded as deferred revenue grant proceeds available to purchase equipment. The deferral account is being amortized into income as depreciation is recorded on the equipment. The company believes this treatment appropriately matches revenues and expenses. As of December 31, 1999 the deferred revenue account includes the book value of the assets purchased with grant proceeds plus grant proceeds intended for the purchase of fixed assets that have not yet been expended.

        h.     Estimates -
               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        i.      Advertising Costs -
               The organization recognizes advertising costs as expenses when these costs are incurred. Advertising expense for the years ended December 31, 1999 and 1998 was $15,159 and $14,281, respectively.

        j.     Cash and Cash Equivalents -
               For purposes of the statement of cash flows, the organization considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

2.      ACCOUNTS PAYABLE - SCHEDULE II:

        At the time of the acquisition, the company agreed to assume certain liabilities of the seller. Certain of the liabilities (Schedule I) were to be paid in the ordinary course of business. The liabilities (Schedule
        II) technically remained the responsibility of the seller and were payable from royalties to be paid by the company as specified in the purchase agreement. Subsequent to the acquisition, however, the seller did not organize a royalty-receiving entity or specify a protocol for the receipt of any royalties. Therefore, the company has contacted the individuals comprising Schedule II and is making direct payments to those Schedule II individuals with money available through the ordinary course of business. The company has retired $82,500 of the $284,000
        Schedule II payables leaving $201,500 remaining.

3.      LONG-TERM DEBT:

                                                                                     1999           1998
                                                                                 ------------   -----------
        a.     Schedule II Payables -
               As discussed in Note 2 above, the company is obligated to pay certain assumed liabilities from royalties payable under the acquisition agreement. The payment of royalties is discussed in
               Note 4 below.                                                     $   201,500    $   201,500

        b.     Note Payable Danek -
               Under the terms of two separate agreements, the Danek Group has loaned the company certain amounts on an interest-free basis.
               Repayment is to be made exclusively from royalties earned under the licensing agreement described in
               Note 4 below.                                                         150,000        150,000
                                                                                 -----------    -----------
                                                                                     351,500        351,500
                 Less - Current maturities                                           201,500        201,500
                                                                                 -----------    -----------
                                                                                 $   150,000    $   150,000
                                                                                 ===========    ===========

              Because the repayment terms of the above loans are contingent upon the sales of products and the annual sales of these products cannot reasonably be estimated, a schedule of current maturities has not been prepared.

4.      COMMITMENTS AND CONTINGENCIES:
        a.    Royalties -
              Under the terms of the original investment agreement, the company is obligated to pay royalties on sales under the following schedule:

              1. Five percent of sales to a cumulative royalty of $284,000 for retirement of Schedule II payables (see Note 2). Once this is reached;

              2. Five percent of sales over $50,000 per month until a total of $5,000,000 in royalties has been paid.

              During 1999 earned royalties of $11,353 were accrued.

        b.    License Agreements -
              Under an agreement with Danek Group, Inc., now Sofamor Danek Group, Inc. (SDG), the company has agreed to license certain patent rights to SDG. The licensed rights are described in detail in the agreement. The company received an initial fee of $500,000. Royalties of 3.5 percent of the sale of licensed product will be offset against one-half of the initial fee. In connection with the above agreement the company also entered into development and manufacturing agreements with SDG.

              In September of 1995, THM informed SDG of several administrative breaches of the agreements caused by SDG and requested relief as provided by provisions of the agreements. SDG did not respond, cure or remedy the breaches as required causing the company to terminate the agreements. Following termination, SDG denied committing breaches of the agreements and objected to the termination of the agreements.

              On June 18, 1999, the company filed a Demand for Arbitration against SDG and its parent Medtronic, Inc. with the American Arbitration Association (AAA). The demand claims misrepresentations, breeches, interference and other improper actions caused by SDG. The company has requested an award in an amount to be determined at the arbitration. The AAA has set a date of June 6-14, 2000 for the Arbitration Hearing.

              Effective January 2, 1997, the company entered into a five-year license agreement with Oculo-Plastik, Inc. (OP) relative to a technology known as OPLA. Under the terms of the agreement OP and THM are committed to research and development of specified uses of the OPLA technology.

               OP will pay a royalty of 10 percent of net sales of licensed products. In addition, THM will supply OP its full requirements of licensed product at a cost to OP of 40 percent of the net selling price of the products. The agreement is renewable for successive five-year periods by mutual agreement of the parties. THM has the right to terminate the agreement upon sixty days' notice to OP for certain causes as specified in the agreement.

        c.     Distribution Agreement -
               During 1997 the company entered into an agreement with Core-Vent Corporation, a Nevada Corporation doing business as Paragon Implant Company (Paragon). This five-year agreement grants Paragon an exclusive right to distribute Epi-Guide, a bioresorbable periodontal matrix barrier developed by THM. Paragon has agreed to annual minimum purchase guarantees for five years beginning in 1998. As of December 31, 1999, Paragon has made prepayments of $100,000 for product purchases to be made during the year 2000. If minimums are not attained, THM shall have the right to terminate this agreement upon sixty days notice. The future minimum purchases under the agreement are as follows:

                      2000                 $         480,000
                      2001                           900,000
                      2002                         1,000,000

               This agreement shall automatically be renewed for additional successive terms of one year each provided that Paragon's purchases of Epi-Guide exceeds three million dollars annually during the fifth year of the initial term and each subsequent year.

        d. The company rents its office and manufacturing space on a month-to-month basis. Therefore, a schedule of future minimum rental payments is not provided. Rent expense for the years ended December 31, 1999 and 1998 was $29,389 and $23,784 respectively.

5.      RELATED PARTY TRANSACTION:

        As of December 31, 1999, shareholders have loaned the company a total of $193,950. Simple interest of 8 percent is being accrued on these notes. As of December 31, 1999 interest owed to shareholders totaled $101,633.

        As of December 31, 1999 the company owes employee/shareholders $569,709 in accrued wages.

        As of December 31, 1999, the company also has a receivable in the amount of $60,000 due from an employee/shareholder.

6.      CONCENTRATIONS:

        During the year ended December 31, 1999, 85% of sales were to Paragon as described in Note 4c. During the year ended December 31, 1998, Paragon accounted for 68% of total sales.

The following unaudited interim condensed financial statements of THM Biomedical, Inc. are included in this report:

      Balance Sheet as of June 30, 2000

      Statement of Income for the Six Months Ended June 30, 2000

      Statement of Cash Flows for the Six Months Ended June 30, 2000

      Notes to Condensed Financial Statements


THM BIOMEDICAL, INC.
BALANCE SHEET
JUNE 30, 2000

ASSETS                                               June 30, 2000 (Unaudited)
------                                               -------------------------
CURRENT ASSETS:
    Cash                                                      $     7,080
    Accounts receivable (Net of Allowance
        for Doubtful Accounts of $1,000)                            9,385
    Inventory                                                      38,578
                                                              -----------
        Total current assets                                       55,043
                                                              -----------
EQUIPMENT:
    Office equipment                                              107,722
    Production equipment                                           41,313
    Research and development equipment                            127,994
    ATP equipment                                                 157,819
                                                              -----------
           Total                                                  434,848
        Less - Accumulated depreciation                           247,796
                                                              -----------
           Total fixed assets                                     187,052
                                                              -----------
OTHER ASSETS:
    Accounts receivable - Employees                                60,000
    Intangibles                                                      --
    Patents and trademarks (Net of amortization of $35,232)       105,323
                                                              -----------
           Total other assets                                     165,323
                                                              -----------
        Total Assets                                          $   407,418
                                                              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
    Accounts payable                                          $   101,675
    Accounts payable - Schedule I                                  29,303
    Current portion - Schedule II payable                         201,500
    Notes payable - Shareholders                                  193,950
    Interest payable                                              109,390
    Accrued payroll and withholdings                              586,071
    Prepaid sales                                                 291,046
                                                              -----------
        Total current liabilities                               1,512,935
                                                              -----------
LONG-TERM LIABILITIES:
    Notes payable                                                 351,500
        Less:  Current portion                                    201,500
                                                              -----------
           Net long-term notes                                    150,000
    Deferred revenue                                              142,000
                                                              -----------
           Total long-term liabilities                            292,000
                                                              -----------
        Total Liabilities                                       1,804,935
                                                              -----------
STOCKHOLDERS' EQUITY:
    Common stock, no par value Authorized 100,000 shares

        Issued and outstanding 1,290 shares                       292,499
    Paid-in capital                                                48,714
    Retained earnings                                          (1,738,730)
                                                              -----------
           Total Stockholders' Equity                          (1,397,517)
                                                              -----------
           Total Liabilities and Stockholders' Equity         $   407,418
                                                              ===========

See Notes to Unaudited Financial Statements.

THM BIOMEDICAL, INC.
STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                                     June 30, 2000 (Unaudited)
                                                     -------------------------

Sales                                                         $    72,116
Cost of Goods Sold                                                156,225
                                                              -----------
        Gross loss                                                (84,109)
Grant income                                                      104,704
Interest income                                                       528
Miscellaneous income                                                   79
                                                              -----------
        Total income                                               21,202

Selling expenses                                                   33,934
General & Administrative expenses                                 290,628
                                                              -----------
        Net Loss                                              $  (303,360)
                                                              ===========

See Notes to Unaudited Financial Statements.

THM BIOMEDICAL, INC.
STATEMENT OF RETAINED EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                                     June 30, 2000 (Unaudited)
                                                     -------------------------
RETAINED EARNINGS

    Balance - Beginning of Period                             $(1,435,369)

    Net Loss                                                     (303,360)
                                                              ------------

    Balance - End of Period                                   $(1,738,729)
                                                              ===========

See Notes to Unaudited Financial Statements.

THM BIOMEDICAL, INC.
STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2000
                                                     June 30, 2000 (Unaudited)
                                                     -------------------------
OPERATING ACTIVITIES:
        Net loss                                              $  (303,360)
        Adjustments to reconcile net loss to net
        cash provided by operating activities:
            Depreciation and amortization                          25,890
        Changes in assets and liabilities which
        provided (used) cash:
            Accounts receivable                                    11,953
            Inventory                                              (3,642)
            Prepaid expenses                                        5,073
            Accounts payable and accrued expenses                  43,427
            Deferred revenue and prepaid sales                    231,391
                                                              ------------
             Net cash provided by operating activities             10,732
                                                              ------------

INVESTING ACTIVITIES:

          Purchase of fixed assets                                (66,592)
          Development & purchase of patents and trademarks           (375)
                                                              ------------
          Cash used in investing activities                       (66,967)
                                                              ------------
Net decrease in cash                                              (56,235)
Cash - Beginning of year                                           63,315
                                                              ------------
Cash - End of year                                            $     7,080
                                                              ============


See Notes to Unaudited Financial Statements


THM BIOMEDICAL, INC.
NOTES TO FINANCIAL STATEMENTS (Unaudited)
JUNE 30, 2000

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        a.     Inventory -
               Inventories are comprised of materials needed in the manufacture of the company's products as well as finished goods and work-in-process. The inventories are valued at the lower of cost
               (FIFO) or market. December 31, 1999 and 1998 inventories consist of the following:
                                                         June 30, 2000
                                                         -------------
                         Finished goods                 $        7,235
                         Work-in-process                         9,265
                         Raw materials                           2,805
                         Product packaging                      19,274
                                                        --------------
                                                        $       38,578
                                                        ==============
        b.     Income Taxes -
               The company has elected to be taxed under Subchapter S of the Internal Revenue Code. The financial statements do not contain a provision for income taxes because under this election, all items of income or loss are passed through and reported on the returns of the owners.

        c.     Estimates -
               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        d.     Cash and Cash Equivalents -
               For purposes of the statement of cash flows, the organization considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

2.      COMMITMENTS AND CONTINGENCIES:
        a.     Royalties -
               Under the terms of the original investment agreement, the company is obligated to pay royalties on sales under the following schedule:

               1. Five percent of sales to a cumulative royalty of $284,000 for retirement of Schedule II payables. Once this is reached;

               2. Five percent of sales over $50,000 per month until a total of $5,000,000 in royalties has been paid.

        c.     License Agreements -
               Under an agreement with Danek Group, Inc., now Sofamor Danek Group, Inc. (SDG), the company has agreed to license certain patent rights to SDG. The licensed rights are described in detail in the agreement. The company received an initial fee of $500,000. Royalties of 3.5 percent of the sale of licensed product will be offset against one-half of the initial fee. In connection with the above agreement the company also entered into development and manufacturing agreements with SDG.

               In September of 1995, THM informed SDG of several administrative breaches of the agreements caused by

               SDG and requested relief as provided by provisions of the agreements. SDG did not respond, cure or remedy the breaches as required causing the company to terminate the agreements. Following termination, SDG denied committing breaches of the agreements and objected to the termination of the agreements.

               On June 18, 1999, the company filed a Demand for Arbitration against SDG and its parent Medtronic, Inc. with the American Arbitration Association (AAA). The demand claimed misrepresentations, breeches, interference and other improper actions caused by SDG. The agreement with Paragon was terminated on July 12, 2000.

               Effective January 2, 1997, the company entered into a five-year license agreement with Oculo-Plastik, Inc. (OP) relative to a technology known as OPLA. Under the terms of the agreement OP and THM are committed to research and development of specified uses of the OPLA technology.

               OP will pay a royalty of 10 percent of net sales of licensed products. In addition, THM will supply OP its full requirements of licensed product at a cost to OP of 40 percent of the net selling price of the products. The agreement is renewable for successive five-year periods by mutual agreement of the parties. THM has the right to terminate the agreement upon sixty days' notice to OP for certain causes as specified in the agreement.

e.             Distribution Agreement -

               During 1997 the company entered into an agreement with Core-Vent Corporation, a Nevada Corporation doing business as Paragon Implant Company (Paragon). This five-year agreement grants Paragon an exclusive right to distribute Epi-Guide, a bioresorbable periodontal matrix barrier developed by THM. Paragon has agreed to annual minimum purchase guarantees for five years beginning in 1998. The case was settled effective July 3, 2000. Under the settlement agreement, the Company retains all patent rights.

e The company rents its office and manufacturing space on a month-to-month basis. Therefore, a schedule of future minimum rental payments is not provided. Rent expense for the six months ended June 30, 2000 was $16,571.

ITEM 7 (B)      PRO FORMA FINANCIAL INFORMATION

The following pro forma financial statements are included in this report:

      Pro Forma Condensed Consolidated Statement of Operations for the Year Ended June 30, 2000

      Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000

      Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements



The following unaudited pro forma financial information has been prepared to reflect the adjustments to Kensey Nash Corporation's historical results of operations and financial position and give effect to the acquisition of THM Biomedical, Inc. ("THM") using the purchase methodology of accounting. The unaudited pro forma financial information reflects $10.7 million as the aggregate purchase price, including related fees and expenses. The transaction was financed with $6.6 million of the Company's cash and a note payable to the shareholders of THM in the amount of $4.5 million (the "THM Obligation"). The THM Obligation is due in equal quarterly installments of $281,250 beginning on December 31, 2000 and ending on September 30, 2004

The unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2000 is based on the combined historical results of operations adjusted to give effect to the transaction as if it had occurred on July 1, 1999. The unaudited pro forma condensed consolidated statement of operations excludes any benefits from synergies that may result from the THM acquisition.

The unaudited pro forma condensed consolidated balance sheet gives effect to the transaction as if it had occurred on June 30, 2000 and reflects $10.7 million as the aggregate purchase price, including related fees and expenses. The unaudited pro forma condensed consolidated balance sheet includes the adjustments necessary to reflect the allocation of the acquisition cost to the fair values of the assets acquired and liabilities assumed. The final aggregate purchase price allocation is subject to final valuation of the in-process technology acquired.

The unaudited pro forma financial information is not necessarily indicative of Kensey Nash Corporation's results of operations or financial position had the THM acquisition reflected therein actually been consummated at its assumed date, nor is it necessarily indicative of Kensey Nash Corporation's results of operations or financial position for any future period. The unaudited pro forma financial information should be read in conjunction with Kensey Nash Corporation's consolidated financial statements and notes thereto.

UNAUDITED COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
JUNE 30, 2000


----------------------------------------------------------------------------------------------------------------------
                                                      KENSEY NASH        THM
                                                      CORPORATION     BIOMEDICAL                           PRO FORMA
                                                       HISTORICAL     HISTORICAL         ADJUSTMENTS       COMBINED
                                                 ---------------------------------------------------------------------
REVENUES:
  Net sales                                          $ 13,143,813      $ 411,487                         $ 13,555,300
  Research and development                                 59,857        134,291                              194,148
  Royalty income                                        6,611,685                                           6,611,685
                                                       ----------                                        ------------

           Total revenues                              19,815,355        545,778                           20,361,133
                                                      -----------       ---------                        ------------

OPERATING COSTS AND EXPENSES:
  Cost of products sold                                 7,614,068        273,224          (157,572)(1)      7,729,720
  Research and development                              5,340,021                          281,533 (1)      5,621,554
  Selling, general and administrative                   2,634,358        445,563           520,219 (1)(7)   3,600,140
  Royalty expense                                                                           11,353 (1)         11,353
                                                                                          ---------      ------------
           Total operating costs and expenses          15,588,447        718,787           655,533         16,962,767
                                                      -----------       ---------         ---------      ------------

INCOME FROM OPERATIONS                                  4,226,908       (173,009)         (655,533)         4,053,899
                                                       ----------      ----------         ---------      ------------

OTHER INCOME (EXPENSE)                                    522,256          9,539          (429,000)(2)        102,795
                                                         --------         -------         ---------      ------------
NET INCOME                                           $  4,749,164     $ (163,470)       $1,084,533       $  3,501,161
                                                     ============     ===========      ============      ============

BASIC EARNINGS PER SHARE                                  $  0.61                                              $ 0.45
                                                          =======                                              ======
DILUTED EARNINGS PER SHARE                                $  0.60                                              $ 0.44
                                                          =======                                              ======

WEIGHTED AVERAGE COMMON SHARES                          7,766,184                                           7,766,184
    OUTSTANDING                                        ==========                                        ============

DILUTED WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING                                  7,975,439                                           7,975,439
                                                       ==========                                        ============

See notes to consolidated financial statements.

                             KENSEY NASH CORPORATION
         NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Following is a description of pro forma adjustments reflected in the unaudited pro forma combined statements of operations and balance sheet:

(1) Entries are made to conform presentation of THM Biomedical, Inc. income statement components to that used by Kensey Nash Corporation.
(2) Represents one year's interest income on the $6.6 million cash paid upon completion of the acquisition as if the transaction had occurred on July 1, 1999.
(3) Adjustment to record fair valuation of assets and liabilities acquired as a result of the acquisition.
(4) Represents the goodwill resulting from the acquisition as if the transaction had occurred as of June 30, 2000.
(5) Represents adjustment for cash paid at acquisition of $6.6 million as if acquisition had occurred on June 30, 2000.
(6) Represents adjustment for obligation incurred at acquisition; short term portion $859,539 and long term portion $2,997,277 as if acquisition had occurred at June 30, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               KENSEY NASH CORPORATION



                                               By: /s/ Wendy F. DiCicco
                                                   -----------------------------
                                                   Wendy F. DiCicco, CPA
                                                   Chief Financial Officer



Dated: November 20, 2000

                                  Exhibit Index



                                                       Sequential
                                                          Page
 Exhibit #            Item                               Number
----------  -------------------------------------      ---------
  23.1      Consent of Esterbrooks, Scott,                19
            Signorelli, Peterson, Smithson, LTD.